THIS AMENDING AGREEMENT MADE as of the 4th day of November, 2011.

MDRM GROUP (CANADA) LTD., a corporation incorporated under the laws of Ontario

(hereinafter referred to as the "**Purchaser**")

OF THE FIRST PART

- and -

MICHALKOFF FAMILY TRUST, HRYCYSHYN FAMILY TRUST and STOLARCHUK FAMILY TRUST

(hereinafter collectively referred to as the "**Vendors**")

OF THE SECOND PART

- and -

LUMIGENE TECHNOLOGIES INC., a corporation incorporated under the laws of Ontario

(hereinafter referred to as the "**Company**")

OF THE THIRD PART

MARK MICHALKOFF, ROMAN HRYCYSHYN and DANYLO STOLARCHUK

(hereinafter collectively referred to as the "**Principals**" or individually each as a "**Principal**")

OF THE FOURTH PART

WHEREAS:

A. Each of the parties hereto did enter into a share purchase agreement dated August 4, 2011 with regard to the purchase and sale of all of the issued and outstanding shares in the capital stock of the Company (the "**SPA**"); and

B. The Company agreed to additional closing condition and covenants in writing as attached hereto as **Exhibit "A"** (the "**Additional Closing Conditions and Covenants**").

NOW THEREFORE, IN CONSIDERATION OF the mutual covenants contained herein, and the additional sum of Two Dollars ($2.00) given by each party to the other, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

1. The Additional Closing Conditions and Covenants shall form a part of the original SPA as if such Additional Closing Conditions and Covenants formed part of the SPA upon its execution and delivery.

2. The Purchaser agrees that it will pay, in addition to the Purchase Price, the cost of an audit of the financial books and records of the Company which audit is to be in compliance with U.S. GAAP, provided that such amount shall not exceed $50,000.00CDN. The Purchaser may elect to pay the cost of such audit on the Closing Date, or it may elect to close the herein transaction with an accounts payable for such audit being included in the financial books and records of the Company as at the Closing Date.

3. The SPA is hereby amended as follows:

(a) Section 1(1)(h) is hereby deleted and the following is substituted therefor:

" "**Closing**" means the completion of the sale to, and the purchase by the Purchaser of, the Shares and the completion of the transactions contemplated by this Agreement including the transfer and delivery of all documents of title to the Shares, transfer/assignment of the Shareholder Loans and the payment of that portion of the Purchase Price payable on the Closing Date; "

(b) Section 1(1)(s) is hereby deleted and the following is substituted therefor:

" "**Financial Statements**" means the consolidated financial statements of the Company for its fiscal period ended on September 30, 2010 "

(c) Section 1(1)(ii) is hereby deleted;

(d) The Closing Date, as defined at s.1(1)(i) shall be changed from October 31, 2011 to November 30, 2011;

(e) Section 3(1) shall be deleted and replaced with the following:

"(1) **Payment of Purchase Price** – The Parties agree that the Purchase Price, subject to the adjustments provided in this Agreement, will be $1,000,000.00 subject to downward adjustment as provided for at Section 3(1.5) hereof. The Purchase Price is to be satisfied by:

(a) application of the Deposit;

(b) at the Closing Time a certified cheque or bank draft payable to the solicitor for the Vendors in trust in the amount of $345,000.00; and

(c) payment of the Milestone Payments.

The Purchaser acknowledges that the Purchase Price does not include HST payable, if any, as a result of the purchase and sale of the Shares.

(1.5)(a) **Milestone Payments** – The Parties agree that the Purchase Price shall include the following payments which are to be made only upon the achievement of the listed events (herein referred to as "**Milestones**") by the specified dates (such payments are referred to herein as the "**Milestone Payments**"):

(i) within 30 days of the filing of a patent application in the United States of America and in Canada, provided that such Milestone is achieved on or before the day that is 6 months after the Closing Date, a certified cheque or bank draft payable to the solicitor for the Vendors in trust in the amount of $150,000.00;

(ii) within 30 days of the successful completion of development of a "Beta Cartridge", provided that such Milestone is achieved on or before the day that is 12 months after the Closing Date, a certified cheque or bank draft payable to the solicitor for the Vendors in trust in the amount of $250,000.00; and

(iii) within 30 days of the successful completion of external Beta testing of POSiChek System, provided that such Milestone is achieved on or before the day that is 18 months after the Closing Date, a certified cheque or bank draft payable to the solicitor for the Vendors in trust in the amount of $250,000.00.

(b) **Downward Adjustment** – if any of the foregoing Milestones are not achieved by the date by which such Milestone should have been achieved as provided for at Section 1.5(a) above, then the Purchase Price shall be subject to a downward adjustment equivalent to the Milestone Payment attributable to such Milestone that was not achieved by the date required with regard to such payment as set forth at Section 1.5(a) above."

(c) Section 3(2) of the SPA is hereby amended by deleting the first sentence, and replacing it with the following:

"**(2) Allocation of Purchase Price** – The Purchase Price shall be allocated as follows and in the following order:"

(d) By the insertion of a new Section 3(2)(c) which shall read as follows:

"(c) The foregoing allocation of the Purchase Price shall be subject to the Milestone Payment and downward adjustment mechanisms set forth in Section 3(1.5) hereof such that all payments of Purchase Price made by way of Milestone Payments shall be first allocated to the assignment of the Shareholder Loan until the full Shareholder Loan allocation has been fulfilled."

(e) Section 3(3) of the SPA is hereby deleted and replaced with the following:

"(3) Deposit

(a) A deposit of $5,000.00 on account of the Purchase Price (the "**Deposit**") shall be made by the Purchaser within five (5) days of the date hereof, by depositing that amount in a trust account with the

Vendors' solicitor, who shall not permit such moneys to be released from trust without the approval of the Purchaser's solicitors.

(b) If the transaction contemplated by this Agreement does not close for any reason by December 15, 2011 the Vendors are not entitled to the Deposit and such funds shall be released to the Purchaser by the Vendors' solicitor on such date without further direction from the Vendors."

(e) Section 3(4) of the SPA is hereby amended by deleting subsection 3(4)(i) and (ii).

(f) By the insertion of a new Section 3(11) which shall read as follows:

"(11) **Default in Payment of Milestone Payments** – if the Purchaser fails to make a Milestone Payment when such payment is due, and fails to cure such default within 10 business days, the Vendors shall have the option for 10 business days (the "**Purchase Option**"), but not the obligation, to buy back the Shares which are the subject of this Agreement from the Purchaser upon the delivery of written notice delivered to the Purchaser indicating the Vendors' intent to exercise the Purchase Option with the purchase price pursuant to the Purchase Option to be equal to one (1) dollar."

(g) By the insertion of a new Section 7(2)(i) which shall read as follows:

"(i) **Corporate Finance** - The Purchaser will provide to the Vendors, on or prior to Closing Date, evidence satisfactory to the Vendors in their sole discretion, acting reasonably, that the Purchaser or its affiliates or related companies will have sufficient funds to finance the research and development expenditures in the normal course of business as described pursuant to the business plan of the Company, which plan has been provided to the Purchaser."

4. Time shall be of the essence of this agreement.

5. The provisions of this agreement extend to, bind and enure to the benefit of the parties, and their successors and permitted assigns. No party may assign any rights or obligations hereunder or in connection with this agreement without the express prior written consent of all other parties hereto.

6. This agreement and the rights and obligations of the parties to this agreement shall be determined in accordance with the laws of the Province of Ontario.

7. Each of the parties will promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this agreement.

8. If any provision of this agreement is held by a court of competent jurisdiction to be unenforceable or contrary to law, then the remaining provisions of this agreement, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby,

and each such provision of this agreement shall be valid and enforceable to the extent allowed by law.

9. Each of the parties acknowledges that they are independent contractors and not the agent or partner of the other. Nothing in this agreement shall be interpreted as creating any legal relationship other than as contracting independent parties.

10. Each party shall pay its own costs and expenses of and incidental to the preparation of this agreement and the negotiations preceding or associated with such agreement.

11. No amendment, modification, supplement, termination or waiver of any provision of this agreement, and no consent to any departure from the strict terms hereof may in any event be effective unless in writing and signed by all parties hereto and then only in the specific instance and for the specific purpose given.

12. This agreement is to be read with all changes of gender or number required by the context.

13. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this agreement. The words "execution," "signed," "signature," and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

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IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date and year first above written.

SIGNED, SEALED AND DELIVERED in the presence of:	
	MDRM GROUP (CANADA) LTD. Per: ______________________ Name: Mohamed Karatella, President
Witness:	**MICHALKOFF FAMILY TRUST** ______________________ p/s Mark Michalkoff, Trustee
Witness:	**HRYCYSHYN FAMILY TRUST** ______________________ p/s Roman Hrycyshyn, Trustee
Witness:	**STOLARCHUK FAMILY TRUST** ______________________ p/s Danylo Stolarchuk, Trustee
	LUMIGENE TECHNOLOGIES INC. Per: ______________________ Name: Authorized Signing Officer
Witness:	______________________ p/s Mark Michalkoff
Witness:	______________________ p/s Roman Hrycyshyn
Witness:	______________________ p/s Danylo Stolarchuk